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                                                                EXHIBIT (d)(iii)

                                LETTER AGREEMENT

Driehaus Mutual Funds
25 East Erie Street
Chicago, Illinois 60611

         This Agreement is made as of this 18th day of December, 1998 between DRIEHAUS MUTUAL FUNDS, a Delaware business trust (the "Trust") and DRIEHAUS CAPITAL MANAGEMENT, INC., an Illinois corporation (the "Adviser").

         WHEREAS, the Trust and the Adviser have entered into an Investment Advisory Agreement dated September 25, 1996, as amended by a Letter Agreement dated December 18, 1997 (the "Advisory Agreement"), under which the Trust has agreed to retain the Adviser to render investment advisory and management services to the Driehaus International Growth Fund, the Driehaus Asia Pacific Growth Fund and the Driehaus Emerging Markets Growth Fund (the "Current Portfolios"), and the Adviser has agreed to render such services to the Current Portfolios, together with any other Trust portfolios that may be established later (collectively, the "Portfolios" and individually a "Portfolio");

         WHEREAS, pursuant to Paragraph 2 of the Advisory Agreement, the Trust hereby notifies the Adviser of its desire to retain the Adviser to render investment advisory and management services to two additional portfolios to be known as the Driehaus International Discovery Fund and the Driehaus European Opportunity Fund (the "New Portfolios"); and

         WHEREAS, by signing this Agreement below, the Adviser agrees to render such services, whereupon the New Portfolios shall become Portfolios under the Advisory Agreement.

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Trust and the Adviser agree as follows:

1. The Trust hereby appoints the Adviser as investment adviser and manager for the New Portfolios under the Advisory Agreement and the Adviser hereby accepts such appointment and agrees to perform the services and duties set forth in the Advisory Agreement on the terms set forth therein, except as otherwise provided in this Agreement.

2. This Agreement shall become effective as of the date first above written and, unless sooner terminated as provided in Paragraph 9 of the Advisory Agreement, shall continue until December 31, 2000. Thereafter, this Agreement will be extended with respect to a particular New Portfolio for successive one-year periods ending on December 31 of each year, subject to the provisions of Paragraph 9 of the Advisory Agreement.
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3.       For the services provided and the expenses assumed under this
         Agreement, the Trust shall pay the Adviser a fee, computed daily and payable monthly, at an annual rate of 1.50% of average daily net assets of each New Portfolio. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration of such fee on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

4. All the other terms and conditions of the Advisory Agreement shall remain in full effect.

5. This Agreement is hereby incorporated by reference into the Advisory Agreement and is made a part thereof. In case of a conflict between this Agreement and the Advisory Agreement, the terms of the Advisory Agreement are controlling.

         IN WITNESS WHEREOF, the Trust and the Adviser have cause this Agreement to be executed as of the day and year first above written.

                                               DRIEHAUS MUTUAL FUNDS


                                               By:  /s/ Richard H. Driehaus
                                                  -----------------------------
                                                        Richard H. Driehaus
                                                        President
ATTEST:  /s/ Mary H. Weiss
       -------------------
             Mary H. Weiss
             Secretary
                                               DRIEHAUS CAPITAL MANAGEMENT, INC.


                                               By:  /s/ Robert F. Moyer
                                                  -----------------------------
                                                        Robert F. Moyer
                                                        President
ATTEST:  /s/ Mary H. Weiss
       -------------------
             Mary H. Weiss
             Secretary





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